NEWS RELEASE

For More Information Contact:
Frank B. O’Neil
Sr. Vice President, Corporate Communications & Investor Relations
800-282-6242 • 205-877-4461 • foneil@ProAssurance.com

ProAssurance Completes Acquisition of American Physicians Service Group

BIRMINGHAM, AL and AUSTIN, TX, November 30, 2010 (PRNewswire) – ProAssurance Corporation (NYSE: PRA) today announced the completion of its previously announced acquisition of American Physicians Service Group, Inc. (“APS”) (NASDAQ: AMPH). APS shareholders overwhelmingly approved the transaction at a special meeting on November 29, 2010.

“We are excited about the opportunities this transaction creates for us,” said ProAssurance’s Chairman and Chief Executive Officer, W. Stancil Starnes. “Not only does it give us significant market presence as the second largest writer of medical professional liability insurance in Texas, it also enhances our presence in Oklahoma and Arkansas. We expect to leverage the skill and dedication of APS’ employees to deliver an unmatched level of service and financial strength to policyholders in these three key states. Additionally, we believe our shareholders will see benefits as well, as we expect to grow profitably during a challenging time in our business.”

The Chairman and Chief Executive Officer of APS, Ken Shifrin, said, “We’ve found the ideal partner to carry on the physician-focused traditions of APS.  We know that ProAssurance will continue to serve our 6,800 insureds with the individual attention that is a part of our mutual corporate cultures.”

Under the terms of the merger, each share of APS stock will be redeemed for $32.50 in cash. Shareholders whose stock is held by a broker or in direct registration will be paid automatically. Those APS shareholders with stock certificates will receive instructions by mail for surrendering their shares in order to receive payment. Shareholders with questions about the share conversion process may contact American Stock Transfer & Trust at (877) 248-6417. As a result of this transaction, APS’s common stock will cease to trade on the Nasdaq Stock Market prior to the open of business on December 1, 2010, and will thereafter be delisted.

About ProAssurance

ProAssurance Corporation is the nation's largest independently traded specialty writer of medical professional liability insurance. ProAssurance is recognized as one of the top performing insurance companies in America by virtue of its inclusion in the Ward's 50 for the past four years. ProAssurance is rated "A" (Strong) by Fitch Ratings; ProAssurance Group is rated "A" (Excellent) by A.M. Best.

Caution Regarding Forward-Looking Statements

Statements in this news release that are not historical fact or that convey our view of future business, events or trends are specifically identified as forward-looking statements. Forward-looking statements are based upon our estimates and anticipation of future events and highlight certain risks and uncertainties that could cause actual results to vary materially from our expected results. We expressly claim the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, for any forward-looking statements in this news release.

Forward-looking statements represent our outlook only as of the date of this news release. Except as required by law or regulation, we do not undertake and specifically decline any obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Forward-looking statements are generally identified by words such as, but not limited to, “anticipate,” “believe,” “estimate,” “expect,” “hope,” “hopeful,” “intend,” “may,” “optimistic,” “potential,” “preliminary,” “project,” “should,” “will,” and other analogous expressions. When we address topics such as liquidity and capital requirements, the value of our investments, return on equity, financial ratios, net income, premiums, losses and loss reserves, premium rates and retention of current business, competition and market conditions, the expansion of product lines, the development or acquisition of business in new geographical areas, the availability of acceptable reinsurance, actions by regulators and rating agencies, court actions, legislative actions, payment or performance of obligations under indebtedness, payment of dividends, and other, similar matters, we are making forward-looking statements.

Risks resulting from the recently completed merger of ProAssurance and American Physicians Service Group include, but are not limited to, the following:

the business of ProAssurance and American Physicians Service Group may not be combined successfully, or such combination may take longer to accomplish than expected;

the cost savings from the merger may not be fully realized or may take longer to realize than expected;

operating costs, customer loss and business disruption following the merger, including adverse effects on relationships with employees, may be greater than expected;

Additionally, the following important factors are among those that could affect the actual outcome of future events:

general economic conditions, either nationally or in our market areas, that are different than anticipated;

regulatory, legislative and judicial actions or decisions that could affect our business plans or operations;

the enactment or repeal of tort reforms;

formation or dissolution of state-sponsored medical professional liability insurance entities that could remove or add sizable groups of physicians from the private insurance market;

the impact of deflation or inflation;

changes in the interest rate environment;

the effect that changes in laws or government regulations affecting the U.S. economy or financial institutions, including the Emergency Economic Stabilization Act of 2008, the American Recovery and Reinvestment Act of 2009 and the Dodd-Frank Act of 2010, may have on the U.S. economy and our business;

performance of financial markets affecting the fair value of our investments or making it difficult to determine the value of our investments;

changes in accounting policies and practices that may be adopted by our regulatory agencies and the Financial Accounting Standards Board, the Securities and Exchange Commission, or the Public Accounting Oversight Board;

changes in laws or government regulations affecting medical professional liability insurance or the financial community;

the effects of changes in the health care delivery system, including but not limited to the recently passed Patient Protection and Affordable Care Act;

uncertainties inherent in the estimate of loss and loss adjustment expense reserves and reinsurance, and changes in the availability, cost, quality, or collectability of insurance/reinsurance;

the results of litigation, including pre- or post-trial motions, trials and/or appeals we undertake;

bad faith litigation which may arise from our handling of any particular claim, including failure to settle;

loss of independent agents;

changes in our organization, compensation and benefit plans;

our ability to retain and recruit senior management;

our ability to purchase reinsurance and collect payments from our reinsurers;

increases in guaranty fund assessments;

our ability to achieve continued growth through expansion into other states or through acquisitions or business combinations;

changes to the ratings assigned by rating agencies to our insurance subsidiaries, individually or as a group; and

changes in competition among insurance providers and related pricing weaknesses in our markets.

Additional risk factors that may cause outcomes that differ from our expectations or projections are described in various documents filed by ProAssurance Corporation with the Securities and Exchange Commission, such as current reports on Form 8-K, and regular reports on Forms 10-Q and 10-K, particularly in “Item 1A, Risk Factors.”

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